Exhibit 99.1

Privia Health Reports Third Quarter 2023 Financial Results; Announces New Market Entry in South Carolina

–Practice Collections +18.2% compared to 3Q’22
–Implemented Providers +14.2% compared to 3Q’22
–Company Updated Full Year 2023 Guidance

ARLINGTON, VA – November 3, 2023 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the third quarter and nine month periods ended September 30, 2023.
Third Quarter
Total revenue for the third quarter of 2023 was $417.3 million, compared to total revenue of $342.9 million for the prior year third quarter (+21.7%). Gross Profit for the third quarter of 2023 was $90.6 million, compared to $76.9 million for the prior year third quarter. Operating income for the third quarter of 2023 was $5.5 million, compared to operating loss of $(4.6) million for the prior year third quarter. Net income for the third quarter of 2023 was $5.6 million, or $0.05 per share, compared to net income of $1.6 million, or $0.01 per share, for the third quarter of 2022. Net income for the third quarter of 2023 included $10.8 million in non-cash stock compensation expense and $0.7 million in other expenses. Net income for the third quarter of 2022 included $14.8 million in non-cash stock compensation expense and $4.2 million in other expenses.
Non-GAAP adjusted net income was $21.1 million, or $0.17 per diluted share, for the third quarter of 2023, compared to $16.7 million, or $0.13 per diluted share, for the prior year third quarter (+26.3%).
Reconciliation of net income (loss) to adjusted net income, as well as other non-GAAP reconciliations, are presented in tables near the end of this press release.
Key operating and non-GAAP financial metrics include:
•Practice Collections for the third quarter of 2023 were $723.5 million, compared to $611.9 million for the same period in 2022 (+18.2%).
•Care Margin for the third quarter of 2023 was $92.1 million, compared to $77.7 million for the same period in 2022 (+18.4%).
•Platform Contribution for the third quarter of 2023 was $45.2 million, compared to $37.0 million for the same period in 2022 (+22.2%).
•Adjusted EBITDA for the third quarter of 2023 was $18.8 million, compared to $15.7 million for the same period in 2022 (+20.0%).
•Implemented Providers for the third quarter of 2023 were 4,105, compared to 3,595 for the same period in 2022 (+14.2%).
•Value-Based Care Attributed Lives for the third quarter of 2023 were approximately 1,094,000, compared to 846,000 for the same period in 2022 (+29.3%).

Nine Months
Total revenue was $1.22 billion for the nine months ended September 30, 2023, an increase from $992.2 million for the same period in 2022 (+22.6%). Operating income for the first nine months of 2023 was $19.2 million, compared to operating loss of $(21.4) million for the same period in 2022.
Net income for the first nine months of 2023 was $20.2 million, or $0.16 per diluted share, compared to net loss of $(26.4) million, or $(0.24) per diluted share, for the same period in 2022. Excluding non-cash or non-recurring expenses, non-GAAP adjusted net income for the first nine months of 2023 was $61.1 million, or $0.49 per diluted share, compared to non-GAAP adjusted net income of $47.6 million, or $0.39 per diluted share, for the first nine months of 2022 (+28.4%).
Key operating and non-GAAP financial metrics include:
•Practice Collections for the first nine months of 2023 were $2.08 billion, compared to $1.79 billion for the same period in 2022 (+16.4%).
•Care Margin for the first nine months of 2023 was $267.7 million, compared to $225.6 million for the same period in 2022 (+18.7%).
•Platform Contribution for the first nine months of 2023 was $131.2 million, compared to $109.5 million for the same period in 2022 (+19.9%).
•Adjusted EBITDA for the first nine months of 2023 was $55.0 million, compared to $46.6 million for the same period in 2022 (+18.0%).
Privia Enters South Carolina
Privia Health today announced it is entering South Carolina in partnership with Greenville ENT and Allergy Associates (GENTA), a practice with approximately 20 providers. GENTA will serve as the anchor partner for Privia Medical Group South Carolina, and is expected to be implemented in the first half of 2024.
Capital Resources
The Company's balance sheet at September 30, 2023, included cash and cash equivalents of $330.4 million and no debt. This does not include $91.2 million in cash received in October 2023 from the Centers for Medicare and Medicaid Services (CMS) as payment for Privia Health’s portion of the shared savings generated in the 2022 performance year of the Medicare Shared Savings Program (MSSP). At December 31, 2022, the Company’s balance sheet included $348.0 million of cash and cash equivalents and no debt.
Financial and Business Outlook a b c d
Privia Health updated its full-year 2023 guidance, as follows:

	FY 2022	Initial FY 2023 Guidance at 2.28.23 [a]		Current FY 2023 Guidance 11.3.23
($ in millions)	Actual	Low	High
Implemented Providers	3,606	4,050	4,150	Above High End
Attributed Lives	856,000	1,050,000	1,150,000	Midpoint
Practice Collections	$2,424.1	$2,700	$2,850	Midpoint
GAAP Revenue	$1,356.7	$1,550	$1,650	Mid to High End
Care Margin	$305.6	$350	$365	Mid to High End
Platform Contribution	$148.5	$160	$168	Above High End
Adjusted EBITDA[c]	$60.9	$70	$74	Mid to High End

•Practice Collections guidance includes impact of paused capitated agreement previously announced
•Adjusted EBITDA guidance includes approximately $10 million in start-up costs for new geographies and ACOs, and higher than initially forecasted sales and marketing costs due to record in-market sales
•Capital expenditures expected to be less than $1 million in full-year 2023
•Approximately 80-90% of Adjusted EBITDA expected to convert to free cash flow (defined as net cash provided by operating activities less capital expenditures) in FY 2023
a.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of gross margin, operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
b.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
c.Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
d.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on November 3, 2023, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please go to https://register.vevent.com/register/BI93f79e2535cf432ab5d86149b9f61609 to pre-register and obtain your dial-in number and passcode.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2022. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; the Company’s inability to successfully enter new markets; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(a)
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$417,282	$342,899	$1,216,909	$992,236

Operating expenses:
Provider expense	325,222	265,174	949,195	766,672
Cost of platform	50,324	43,839	145,254	127,495
Sales and marketing	7,241	5,088	18,483	14,568
General and administrative	27,228	32,219	79,987	101,436
Depreciation and amortization	1,731	1,153	4,761	3,436
Total operating expenses	411,746	347,473	1,197,680	1,013,607
Operating income (loss)	5,536	(4,574)	19,229	(21,371)
Interest (income) expense, net	(2,894)	(285)	(5,524)	610
Income (loss) before provision for (benefit from) income taxes	8,430	(4,289)	24,753	(21,981)
Provision for (benefit from) income taxes	2,488	(4,845)	6,049	6,931
Net income (loss)	5,942	556	18,704	(28,912)
Gain (loss) attributable to non-controlling interests	299	(1,068)	(1,537)	(2,551)
Net income (loss) attributable to Privia Health Group, Inc.	$5,643	$1,624	$20,241	$(26,361)
Net income (loss) per share attributable to Privia Health Group, Inc. stockholders – basic	$0.05	$0.01	$0.17	$(0.24)
Net income (loss) per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.05	$0.01	$0.16	$(0.24)
Weighted average common shares outstanding – basic	117,602,059	111,592,834	116,266,938	109,458,855
Weighted average common shares outstanding – diluted	124,924,442	124,845,602	124,646,849	109,458,855
(a) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(a)
(in thousands)

	September 30, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$330,391	$347,992
Accounts receivable	350,110	189,604
Prepaid expenses and other current assets	17,167	14,366
Total current assets	697,668	551,962
Non-current assets:
Property and equipment, net	2,597	3,386
Right-of-use asset	7,104	8,089
Intangible assets, net	107,244	57,387
Goodwill	135,612	126,938
Deferred tax asset	35,189	40,368
Other non-current assets	6,916	4,683
Total non-current assets	294,662	240,851
Total assets	$992,330	$792,813

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$54,326	$52,837
Provider liability	336,641	208,424
Operating lease liabilities, current	3,225	3,013
Total current liabilities	394,192	264,274
Non-current liabilities:
Operating lease liabilities, non-current	5,768	8,490
Other non-current liabilities	1,313	1,000
Total non-current liabilities	7,081	9,490
Total liabilities	401,273	273,764
Commitments and contingencies
Stockholders’ equity:
Common stock	1,180	1,148
Additional paid-in capital	739,953	714,639
Accumulated deficit	(196,452)	(216,693)
Total Privia Health Group, Inc. stockholders’ equity	544,681	499,094
Non-controlling interest	46,376	19,955
Total stockholders’ equity	591,057	519,049
Total liabilities and stockholders’ equity	$992,330	$792,813
(a) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(a)
(unaudited)
(in thousands)

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$18,704	$(28,912)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	878	927
Amortization of intangibles	3,883	2,509
Amortization of debt issuance costs	—	687
Stock-based compensation	25,429	58,184
Deferred tax expense	5,179	6,553
Changes in asset and liabilities:
Accounts receivable	(156,219)	(128,946)
Prepaid expenses and other current assets	(2,801)	1,657
Other non-current assets and right-of-use asset	(1,246)	(7,705)
Accounts payable and accrued expenses	1,489	1,268
Provider liability	123,930	113,570
Operating lease liabilities	(2,510)	(1,750)
Other long-term liabilities	(32)	—
Net cash provided by operating activities	16,684	18,042
Cash from investing activities
Purchases of property and equipment	(90)	(89)
Business Acquisitions, net of cash acquired	(37,858)	—
Net cash used in investing activities	(37,948)	(89)
Cash flows from financing activities
Repayment of note payable	—	(33,250)
Proceeds from exercised stock options	8,788	11,491
Repurchase of non-controlling interest	(5,694)	—
Proceeds from non-controlling interest	569	125
Net cash provided by (used in) financing activities	3,663	(21,634)
Net decrease in cash and cash equivalents	(17,601)	(3,681)
Cash and cash equivalents at beginning of period	347,992	320,577
Cash and cash equivalents at end of period	$330,391	$316,896

Supplemental disclosure of cash flow information:
Interest paid	$40	$680
Income taxes paid	$1,019	$266

(a) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in Thousands)	2023	2022	2023	2022
FFS-patient care	$245,569	$221,911	$704,346	$637,540
FFS-administrative services	29,845	25,270	83,413	71,911
Capitated revenue	88,526	54,708	253,481	160,776
Shared savings	33,530	30,243	130,304	90,296
Care management fees (PMPM)	17,778	9,239	39,904	27,519
Other revenue	2,034	1,528	5,461	4,194
Total Revenue	$417,282	$342,899	$1,216,909	$992,236

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	September 30,
(Dollars in Thousands)	2023	2022
Balance, beginning of period	$28,617	$—
Incurred health care costs:
Current year	246,004	160,607
Prior years	5,723	—
Total claims incurred	$251,727	$160,607
Claims paid:
Current year	$(185,287)	$(124,385)
Prior year	(30,502)	—
Total claims paid	$(215,789)	$(124,385)
Balance, end of period	$64,555	$36,222

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in millions)	2023	2022	2023	2022

Implemented Providers (as of end of period) (1)	4,105	3,595	4,105	3,595
Attributed Lives (as of end of period) (2)	1,094,000	846,000	1,094,000	846,000
Practice Collections (3)	$723.5	$611.9	$2,082.4	$1,789.2

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia Health, in both Owned and Non-Owned Medical Groups, to deliver care as part of a Value Based Care arrangement.
(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(a) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2023	2022	2023	2022

Care Margin	$92,060	$77,725	$267,714	$225,564
Platform Contribution	$45,181	$36,981	$131,199	$109,451
Platform Contribution Margin	49.1%	47.6%	49.0%	48.5%
Adjusted EBITDA	$18,774	$15,650	$54,950	$46,587
Adjusted EBITDA Margin	20.4%	20.1%	20.5%	20.7%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, provision for (benefit from) income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other nonrecurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(a) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2023	2022	2023	2022
Revenue	$417,282	$342,899	$1,216,909	$992,236
Provider expense	(325,222)	(265,174)	(949,195)	(766,672)
Amortization of intangible assets	(1,434)	(842)	(3,883)	(2,509)
Gross Profit	$90,626	$76,883	$263,831	$223,055
Amortization of intangibles assets	1,434	842	3,883	2,509
Care margin	$92,060	$77,725	$267,714	$225,564
(a) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2023	2022	2023	2022
Revenue	$417,282	$342,899	$1,216,909	$992,236
Provider expense	(325,222)	(265,174)	(949,195)	(766,672)
Amortization of intangibles assets	(1,434)	(842)	(3,883)	(2,509)
Gross Profit	$90,626	$76,883	$263,831	$223,055
Amortization of intangibles assets	1,434	842	3,883	2,509
Cost of platform	(50,324)	(43,839)	(145,254)	(127,495)
Stock-based compensation(5)	3,445	3,095	8,739	11,382
Platform Contribution	$45,181	$36,981	$131,199	$109,451
(a) Any slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of Platform.

Reconciliation of Net Income (Loss) to Adjusted EBITDA(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2023	2022	2023	2022
Net income (loss)	$5,643	$1,624	$20,241	$(26,361)
Net income (loss) attributable to non-controlling interests	299	(1,068)	(1,537)	(2,551)
Provision for (benefit from) income taxes	2,488	(4,845)	6,049	6,931
Interest (income) expense, net	(2,894)	(285)	(5,524)	610
Depreciation and amortization	1,731	1,153	4,761	3,436
Stock-based compensation	10,801	14,833	25,429	58,184
Other expenses(6)	706	4,238	5,531	6,338
Adjusted EBITDA	$18,774	$15,650	$54,950	$46,587

(a) Any slight variations in totals are due to rounding.
(6) Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs. Employer taxes on equity vesting/exercises of $0.3 million and $2.2 million were recorded for the three months ended September 30, 2023 and 2022, respectively. Employer taxes on equity vesting/exercises of $1.5 million and $2.8 million were recorded for the nine months ended September 30, 2023 and 2022, respectively.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2023	2022	2023	2022
Net income (loss)	$5,643	$1,624	$20,241	$(26,361)
Stock-based compensation	10,801	14,833	25,429	58,184
Intangible amortization expense	1,434	842	3,883	2,509
Provision for (benefit from) income tax	2,488	(4,845)	6,049	6,931
Other expenses(6)	706	4,238	5,531	6,338
Adjusted net income attributable to Privia Health Group, Inc.	$21,072	$16,692	$61,133	$47,601
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.18	$0.15	$0.53	$0.43
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.17	$0.13	$0.49	$0.39
Weighted average common shares outstanding – basic	117,602,059	111,592,834	116,266,938	109,458,855
Weighted average common shares outstanding – diluted	124,924,442	124,845,602	124,646,849	122,741,319
(a) Any slight variations in totals due to rounding.
(6) Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs. Employer taxes on equity vesting/exercises of $0.3 million and $2.2 million were recorded for the three months ended September 30, 2023 and 2022, respectively. Employer taxes on equity vesting/exercises of $1.5 million and $2.8 million was recorded for the nine months ended September 30, 2023 and 2022, respectively.